Exhibit 3(c)     Commission Schedule



                             UNITED INVESTORS LIFE
                   2001 Third Avenue South, P.O. Box 55926c
                        Birmingham, Alabama 35255-5926
                                 (205) 325-4300
                                  July 1, 1987



                                 GENERAL AGENT
                         COMMISSION SCHEDULE AMENDMENT


The Commision Schedule dated January 1, 1985, and amended June 1, 1986, is hereby amended by adding the following product and commission:


VARIABLE PRODUCT
----------------

Advantage I and II - 6.36% of all premiums received.



         -------------------------------------------------------------


                                   Amendment
                                 March 1, 1991

                 Advantage II - 7.36% of all prmeiums received.